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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                         ----------------------------



                                   FORM 8-K

                                CURRENT REPORT


                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


                               February 12, 1997
                       ---------------------------------
                                Date of Report
                       (Date of earliest event reported)



                           ELECTROPHARMACOLOGY, INC.
                           -------------------------
              (Exact Name of Registrant as Specified in Charter)



           DELAWARE                         0-25828              95-4315412
---------------------------------  ------------------------   ----------------
(State or other Jurisdiction of    (Commission File Number)   (I.R.S. Employer
 Incorporation)                                              Identification No.)


2301 N.W. 33RD COURT, SUITE 102
      POMPANO BEACH, FLORIDA                                       33069
---------------------------------                                ----------
(Address of Principal Executive                                  (Zip Code)
          Offices)

                                (954) 975-9818
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             (Registrant's telephone number, including area code)

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ITEM 5.  OTHER EVENTS.

  Electropharmacology, Inc. ("EPi") announced on February 12, 1997 that it has decided to conduct new clinical trials as the basis for seeking a Pre-Market Approval ("PMA") from the U.S. Food and Drug Administration for its SofPulse(TM) device.

  The announcement is based on EPi's determination that the data from a previous clinical trial conducted at 14 recognized universities and medical centers, and an analysis of results by an independent statistician announced in March 1996, regarding the effectiveness of SofPulse(TM) to reduce edema in Grade I and II ankle sprains, could not be substantiated by rigorous analyses. The determination was made after EPi had undertaken a rigorous review of the data and patient records of the clinical trial for the proposed PMA. The examination of the data revealed certain noncompliance by several patients with the protocol, which caused EPi to conduct a careful patient data audit and exhaustive biostatistical analysis, including additional independent expert reviews.

  EPi announced that it is committed to additional clinical trials in order to establish and expand the utility of its proprietary PRF technology in broad markets and specific indications where pain and edema have significant implications in patient outcomes, and that it would select more specific clinical indications to submit one or more PMA applications for the SofPulse(TM) device. Such trials would be designed in concert with the key market opportunities for the device which is currently in extensive clinical use and has provided over 250,000 patient treatments during the past five years.

                                   SIGNATURE


  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         Electropharmacology, Inc.



                                         By:  /s/ JOSEPH MOOIBROEK
                                            -------------------------------
                                            Joseph Mooibroek
                                            President and Chief Executive
                                            Officer


February 12, 1997

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